EXHIBIT 24.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement File No. 333-4160 on Form S-3 of our report dated March 23, 1994 included in Industrial Holdings, Inc.'s Form 10-K for the year ended December 31, 1995 and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
July 8, 1996